UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
June 15, 2016
Date of Report (Date of earliest event reported)

Bellicum Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36783	20-1450200
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2130 W. Holcombe Blvd., Ste. 800, Houston, TX	77030
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (832) 384-1100
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On June 15, 2016, Bellicum Pharmaceuticals, Inc. (the “Company”) held its 2016 Annual Meeting of Stockholders (the "Annual Meeting"). As of April 18, 2016, the record date for the Annual Meeting, 26,984,480 shares of common stock were outstanding and entitled to vote at the Annual Meeting. A summary of the matters voted upon by stockholders at the Annual Meeting is set forth below.

A total of 23,003,070 shares of the Company's common stock were present at the meeting in person or by proxy, which represents approximately 85.25% of the shares of common stock outstanding as of the record date for the Annual Meeting.

Proposal 1. Election of Directors

The Company’s stockholders elected the two persons listed below as Class II Directors, each to serve until the Company’s 2019 Annual Meeting of Stockholders and until their successors are duly elected and qualified. The final voting results are as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
James F. Brown	17,205,071	1,087,079	4,710,920
Kevin M. Slawin, M.D.	17,115,974	1,176,176	4,710,920

Proposal 2. Ratification of the Selection of Independent Registered Public Accounting Firm

The Company’s stockholders ratified the selection by the Company’s Audit Committee of the Board of Directors of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016. The final voting results are as follows:

Votes For	Votes Against	Abstention	Broker Non-Votes
22,846,341	135,023	21,706	—

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bellicum Pharmaceuticals, Inc.

Dated: June 17, 2016	By:	/s/ Ken Moseley
Senior Vice President and General Counsel